For Media: press@cerence.com For Investors: cerence@pondel.com Press Release Cerence Beats Upper End of Guidance, Delivering Strong Fourth Quarter and Fiscal Year 2025 Results; Projects 8% Growth in Core Technology Business in FY26 Headlines • Q4 revenue of $60.6 million and FY25 revenue of $251.8 million, both above high end of guidance range; Q4 Net cash provided by operating activities of $12.8 million and free cash flow of $9.7 million • FY25 net cash provided by operating activities of $61.2 million and free cash flow of $46.8 million, a nearly three-fold increase year-over-year • Initial FY26 revenue guidance of $300 million to $320 million marks a 23% year - over-year increase at the midpoint, including the results of the Company's first successful outcome in its efforts to protect and monetize its IP • Company continues to meet all milestones for its xUI platform while driving strong customer interest and adoption, with the first xUI-powered cars expected to hit roads in 2026 BURLINGTON, Mass., November 19, 2025 – Cerence Inc. (NASDAQ: CRNC) (“Cerence AI”), a global leader pioneering conversational AI-powered user experiences, today reported strong fourth quarter and fiscal year 2025 results for the year ended September 30, 2025. “As I reflect on my first full fiscal year as Cerence AI's CEO, I'm incredibly proud of what our team has accomplished and excited by the road ahead," said Brian Krzanich, CEO, Cerence AI. "We strengthened the financial and operational foundation of the Company and increased positive cash flow generation. We made significant progress with our Cerence xUI platform, including meeting all our technology milestones while driving strong customer interest and early adoption. And, we secured our first successful outcome in our push to protect and monetize our intellectual property." Krzanich continued, "Our progress has translated into real results: For Q4, we exceeded the high end of our guidance with revenue of $60.6 million and Adjusted EBITDA of $8.3 million, and we generated strong free cash flow of $9.7 million. With our strong results, we believe that Cerence has the right foundation for long- term, sustainable growth. Representing our continued belief in the path ahead, we are providing full fiscal year revenue guidance of $300 million to $320 million, marking a 23% year-over-year increase at the midpoint. This reflects the patent license payment from our Samsung cross-license agreement, as well as anticipated 8% growth in our core technology business, which excludes professional services. We look forward to building on our fiscal 2025 results to deliver growth in fiscal 2026 and beyond.”

cerence ai

Press Release

Results Summary [1,2]
(in millions, except per share data)

	Three months ended September 30,				Twelve months ended September 30,			
	2025		2024		2025		2024	
GAAP revenue [4]	$	60.6	$	54.8	$	251.8	$	331.5
GAAP gross margin		72.6 %		63.7 %		72.7 %		73.7 %
GAAP total operating expenses [3]	$	45.8	$	54.1	$	185.4	$	824.2
Non-GAAP total operating expenses [2]	$	38.3	$	39.5	$	146.1	$	174.6
GAAP net income (loss) [3]	$	(13.4)	$	(20.4)	$	(18.7)	$	(588.1)
Adjusted EBITDA [2]	$	8.3	$	(1.9)	$	48.1	$	80.6
GAAP net cash provided by operating activities	$	12.8	$	6.1	$	61.2	$	17.2
Free cash flow [2]	$	9.7	$	4.7	$	46.8	$	12.2
GAAP net income (loss) per share - diluted [3]	$	(0.24)	$	(0.07)	$	(0.43)	$	(14.12)

(1) As previously disclosed, for the year ended September 30, 2024, revenue included the non-cash revenue associated with a Toyota "Legacy" contract and related impacts totaling $86.6M.
(2) Please refer to the "Discussion of Non-GAAP Financial Measures" and "Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures" included elsewhere in this release for more information regarding our use of non-GAAP financial measures.
(3) As previously disclosed, for the year ended September 30, 2024, operating expenses included a Goodwill impairment charge of $252.1M in Q2FY24 and $357.1M in Q3FY24.
(4) FY25 and FY24 revenue included $22.2M and $30.4M of revenue from fixed license contracts, respectively.

Cerence Key Performance Indicators
To help investors gain further insight into Cerence's business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q4FY25
Percent of worldwide auto production with Cerence Technology (trailing twelve months ("TTM"))	52%
Change in number of Cerence connected cars shipped (TTM over prior year TTM)[2]	14%
Change in Adjusted Total Billings (TTM over prior year TTM)[3]	8%

(1) Please refer to the "Key Performance Indicators" section included elsewhere in this release for more information regarding the definitions and our use of key performance indicators.
(2) Based on IHS Markit data, global auto production increased 2.6%, calculated TTM over prior year TTM.
(3) Adjusted Total Billings excludes professional services and fixed license contracts and is adjusted for fixed license consumption. Change in Adjusted Total Billings is calculated TTM over prior year TTM.

First Quarter and Full Year Fiscal 2026 Outlook
For the first fiscal quarter ending December 31, 2025, revenue is expected to be in the range of $110 million to $120 million, where no material fixed license revenue contracts are currently expected to be signed during the quarter and including a $49.5 million patent license payment. Gross margins are projected between 85% and 86%, and net (loss) income is projected to be in the range of $(2.4) million to $7.6 million. Adjusted

Contact Information

For Media: press@cerence.com
For Investors: cerence@pondel.com

For Media: press@cerence.com For Investors: cerence@pondel.com Press Release EBITDA is expected to be in the range of $30 million to $40 million. The adjusted EBITDA guidance excludes amortization of acquired intangible assets, stock-based compensation, restructuring and other costs. For the full fiscal year ending September 30, 2026, revenue is expected to be in the range of $300 million to $320 million; net (loss) income is projected to be in the range of $(8.1) million to $11.9 million; adjusted EBITDA is expected to be in the range of $50 million to $70 million; net cash provided by operating activities is projected to be in the range of $61 million to $67 million; and free cash flow is expected to be in the range of $55.5 million to $65.5 million. Additional details regarding guidance will be provided during the company’s earnings call. Cerence Conference Call and Webcast The company will host a live conference call and webcast with slides to discuss its results today at 5:00pm Eastern Time / 2:00pm Pacific Time. Interested investors and analysts are invited to dial into the conference call by registering here. Webcast access also will be available on the Investor section of the company’s website at investors.cerence.com. A replay of the webcast can be accessed by visiting the company’s website 90 minutes following the conference call at investors.cerence.com. Forward Looking Statements Statements in this press release, as well as oral statements made by Cerence management from time to time, regarding: Cerence’s future performance, results and financial condition; expected growth, profitability and cash flow; outlook and momentum; transformation plans and cost efficiency initiatives; strategy; opportunities; business, industry and market trends; strategy and plans regarding fixed license contracts and its impact on financial results; revenue visibility; backlog; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology and Cerence xUI; expected benefits of technology partnerships; IP monetization and protection efforts; and management’s future expectations, anticipations, intentions, estimates, assumptions, beliefs, goals, objectives, targets, plans, outlook or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “goal,” “objective,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions as of the date of this press release, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; volatility in the political, legal and regulatory environment in which we operate, including trade, tariffs and other policies implemented by the new administration in the United States, actions taken by other countries in response or other changes in law and regulation applicable to us; automotive production curtailment or delays; changes in customer forecasts; the ongoing conflicts in Ukraine and the Middle East; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed license contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; a decrease in the level of professional services projects; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent

For Media: press@cerence.com For Investors: cerence@pondel.com Press Release markets; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; failure to protect our intellectual property; adverse developments related to our intellectual property enforcement litigation, the outcome of such litigation, or remedies that could be awarded in connection with such litigation; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; restrictions on our current and future operations under the terms of our debt; the use of cash to service or repay our debt; and our inability to generate sufficient cash from our operations; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. Discussion of Non-GAAP Financial Measures We believe that providing the non-GAAP information, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2025 and 2024, our management has either included or excluded the following items in general categories, each of which is described below. Adjusted EBITDA. Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net and impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs. Restructuring and other costs, net. Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, consulting costs relating to our transformation initiatives, and costs for consolidating duplicate facilities. Amortization of acquired intangible assets.

For Media: press@cerence.com For Investors: cerence@pondel.com Press Release We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets. Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. Other expenses. We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net (gains) losses from extinguishment of debt, net (gains) losses from foreign currency translation, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions. Key Performance Indicators We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended September 30, 2025, our management has reviewed the following KPIs, each of which is described below: • Percent of worldwide auto production with Cerence Technology (TTM): The number of Cerence enabled cars shipped on a TTM basis as compared to IHS Markit car production data. • Change in number of Cerence connected cars shipped: The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis. • Change in Adjusted total billings YoY (TTM): The year over year change in total billings excluding Professional Services and fixed license billings and adjusted for fixed license consumption. Amounts calculated on a TTM over prior year TTM basis. ____________ See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

For Media: press@cerence.com For Investors: cerence@pondel.com Press Release To learn more about Cerence AI, visit www.cerence.ai, and follow the company on LinkedIn. About Cerence Inc. Cerence Inc. (NASDAQ: CRNC) is a global industry leader in creating intuitive, seamless, AI-powered experiences across automotive and transportation. Leveraging decades of innovation and expertise in voice, generative AI, and large language models, Cerence powers integrated experiences that create safer, more connected, and more enjoyable journeys for drivers and passengers alike. With more than 525 million cars shipped with Cerence technology, the company partners with leading automakers, transportation OEMs, and technology companies to advance the next generation of user experiences. Cerence is headquartered in Burlington, Massachusetts, with operations globally and a worldwide team dedicated to pushing the boundaries of AI innovation. For more information, visit www.cerence.ai.

For Media: press@cerence.com For Investors: cerence@pondel.com Press Release CERENCE INC. Condensed Consolidated Statements of Operations (in thousands, except per share data) Three months ended September 30, Twelve months ended September 30, 2025 2024 2025 2024 Revenues: License $ 32,264 $ 25,341 $ 140,625 $ 124,746 Connected services 14,161 12,088 53,358 133,444 Professional services 14,214 17,376 57,798 73,314 Total revenues 60,639 54,805 251,781 331,504 Cost of revenues: License 1,653 1,257 6,941 6,060 Connected services 5,323 6,407 21,418 24,787 Professional services 9,668 12,246 40,286 56,282 Amortization of intangible assets — — — 103 Total cost of revenues 16,644 19,910 68,645 87,232 Gross profit 43,995 34,895 183,136 244,272 Operating expenses: Research and development 26,403 25,227 97,756 121,563 Sales and marketing 6,203 4,827 21,815 21,725 General and administrative 12,477 13,185 48,770 52,468 Amortization of intangible assets — 553 1,668 2,203 Restructuring and other costs, net 674 10,331 15,418 17,077 Goodwill impairment — — — 609,172 Total operating expenses 45,757 54,123 185,427 824,208 Income (loss) from operations (1,762) (19,228) (2,291) (579,936) Interest income 603 1,444 3,853 5,353 Interest expense (1,705) (3,102) (10,223) (12,553) Other income (expense), net (2,604) 503 (160) 2,526 Income (loss) before income taxes (5,468) (20,383) (8,821) (584,610) (Benefit from) provision for income taxes 7,893 33 9,893 3,468 Net income (loss) $ (13,361) $ (20,416) $ (18,714) $ (588,078) Net income (loss) per share: Basic $ (0.31) $ (0.49) $ (0.43) $ (14.12) Diluted $ (0.31) $ (0.49) $ (0.43) $ (14.12) Weighted-average common shares outstanding: Basic 43,339 41,866 43,180 41,642 Diluted 43,339 41,866 43,180 41,642

For Media: press@cerence.com For Investors: cerence@pondel.com Press Release CERENCE INC. Condensed Consolidated Balance Sheets (in thousands, except per share amounts) September 30, September 30, 2025 2024 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 84,017 $ 121,485 Marketable securities 3,433 5,502 Accounts receivable, net of allowances of $68 and $1,614 at September 30, 2025 and September 30, 2024, respectively 58,937 62,755 Deferred costs 4,481 5,286 Prepaid expenses and other current assets 39,889 70,481 Total current assets 190,757 265,509 Long-term marketable securities — 3,453 Property and equipment, net 35,761 30,139 Deferred costs 15,501 18,051 Operating lease right of use assets 16,762 12,879 Goodwill 299,003 296,858 Intangible assets, net — 1,706 Deferred tax assets 54,207 51,398 Other assets 18,600 22,365 Total assets $ 630,591 $ 702,358 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable $ 901 $ 3,959 Deferred revenue 51,865 52,822 Short-term operating lease liabilities 4,344 4,528 Short-term debt — 87,094 Accrued expenses and other current liabilities 44,080 68,405 Total current liabilities 101,190 216,808 Long-term debt, net of discounts and issuance costs 199,693 194,812 Deferred revenue, net of current portion 140,021 114,354 Long-term operating lease liabilities 13,083 8,803 Other liabilities 25,928 26,484 Total liabilities 479,915 561,261 Stockholders' Equity: Common stock, $0.01 par value, 560,000 shares authorized as of September 30, 2025; 43,374 and 41,924 shares issued and outstanding as of September 30, 2025 and September 30, 2024, respectively 434 419 Accumulated other comprehensive loss (25,469) (25,912) Additional paid-in capital 1,116,165 1,088,330 Accumulated deficit (940,454) (921,740) Total stockholders' equity 150,676 141,097 Total liabilities and stockholders' equity $ 630,591 $ 702,358

For Media: press@cerence.com For Investors: cerence@pondel.com Press Release CERENCE INC. Condensed Consolidated Statements of Cash Flows (in thousands) Twelve Months Ended September 30, 2025 2024 Cash flows from operating activities: Net loss $ (18,714) $ (588,078) Adjustments to reconcile net loss to net cash provided by (used in) operations: Depreciation and amortization 10,549 10,630 Provision for credit loss reserve 220 3,545 Stock-based compensation 27,351 23,673 Non-cash interest expense 5,517 6,060 (Gain) loss on debt extinguishment (327) — Deferred tax provision (benefit) 241 (4,658) Goodwill impairment — 609,172 Unrealized foreign currency transaction gain (2,561) (1,454) Other, net 2,363 (68) Changes in operating assets and liabilities: Accounts receivable (1,398) 11,760 Prepaid expenses and other assets 32,137 (12,466) Deferred costs 3,884 4,801 Accounts payable (3,150) (12,555) Accrued expenses and other liabilities (18,237) 27,874 Deferred revenue 23,298 (61,040) Net cash provided by operating activities 61,173 17,196 Cash flows from investing activities: Capital expenditures (14,356) (4,996) Sale and maturities of marketable securities 5,512 11,112 Other investing activities (1,710) (1,737) Net cash (used in) provided by investing activities (10,554) 4,379 Cash flows from financing activities: Principal payments of short-term debt (87,089) — Payments for long-term debt issuance costs — (419) awards (2,380) (9,865) Principal payment of lease liabilities arising from a finance lease (411) (392) Proceeds from the issuance of common stock 2,879 10,901 Net cash (used in) provided by financing activities (87,001) 225 Effect of foreign currency exchange rates on cash and cash equivalents (1,086) (1,469) Net change in cash and cash equivalents (37,468) 20,331 Cash and cash equivalents at beginning of period 121,485 101,154 Cash and cash equivalents at end of period $ 84,017 $ 121,485 Supplemental information: Cash paid for income taxes $ 6,706 $ 10,180 Cash paid for interest $ 5,555 $ 6,028

For Media: press@cerence.com For Investors: cerence@pondel.com Press Release CERENCE INC. Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (unaudited - in thousands) Three months ended September 30, Twelve months ended September 30, 2025 2024 2025 2024 GAAP revenue $ 60,639 $ 54,805 $ 251,781 $ 331,504 GAAP gross profit $ 43,995 $ 34,895 $ 183,136 $ 244,272 GAAP gross margin 72.6% 63.7% 72.7% 73.7% GAAP total operating expenses 45,757 54,123 185,427 824,208 Stock-based compensation 6,739 3,696 22,227 21,040 Amortization of intangible assets — 553 1,668 2,306 Restructuring and other costs, net 692 10,331 15,436 17,077 Goodwill impairment — — — 609,172 Non-GAAP total operating expenses $ 38,327 $ 39,543 $ 146,096 $ 174,613 GAAP net income (loss) (13,361) (20,416) (18,714) (588,078) Stock-based compensation* 7,304 4,381 24,388 23,673 Amortization of intangible assets — 553 1,668 2,306 Restructuring and other costs, net* 674 10,331 15,418 17,077 Goodwill impairment — — — 609,172 Depreciation 2,036 2,028 8,881 8,324 Total other expense, net 3,706 1,155 6,530 4,674 (Benefit from) provision for income taxes 7,893 33 9,893 3,468 Adjusted EBITDA 8,253 (1,935) 48,064 80,616 GAAP net cash provided by operating activities $ 12,752 $ 6,115 $ 61,173 $ 17,196 Capital expenditures (3,003) (1,446) (14,356) (4,996) Free cash flow $ 9,749 $ 4,669 $ 46,817 $ 12,200 * - $3.0 million in stock-based compensation is included in Restructuring and other costs, net for the Twelve months ended September 30, 2025 Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

For Media: press@cerence.com For Investors: cerence@pondel.com Press Release CERENCE INC. Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.) (unaudited - in thousands, except per share data) Q1 2026 FY2026 Low High Low High GAAP revenue $ 110,000 $ 120,000 $ 300,000 $ 320,000 GAAP gross profit $ 93,497 $ 103,497 $ 236,205 $ 256,205 GAAP gross margin 85% 86% 79% 80% GAAP total operating expenses $ 80,794 $ 80,794 $ 233,368 $ 233,368 Stock-based compensation 6,463 6,463 25,853 25,853 Amortization of intangible assets — — — — Restructuring and other costs, net 7,500 7,500 7,500 7,500 Non-GAAP total operating expenses $ 66,831 $ 66,831 $ 200,015 $ 200,015 GAAP net income (loss) $ (2,392) $ 7,608 $ (8,117) $ 11,883 Stock-based compensation 7,120 7,120 28,480 28,480 Amortization of intangible assets — — — — Restructuring and other costs, net 7,500 7,500 7,500 7,500 Depreciation 2,677 2,677 11,183 11,183 Total other expense, net (875) (875) (3,066) (3,066) Provision for (benefit from) income taxes 15,970 15,970 14,020 14,020 Adjusted EBITDA $ 30,000 $ 40,000 $ 50,000 $ 70,000 GAAP net income (loss) per share: Basic $ (0.05) $ 0.17 $ (0.18) $ 0.26 Diluted $ (0.05) $ 0.16 $ (0.18) $ 0.24 Weighted-average common shares outstanding: Basic 44,952 44,952 45,069 45,069 Diluted 44,952 48,321 45,069 49,378 GAAP net cash provided by operating activities $ 61,000 $ 67,000 Capital expenditures (5,500) (1,500) Free cash flow $ 55,500 $ 65,500